Exhibit 99.1

Seneca Foods Corporation

July 9, 2009                                                                                                FOR IMMEDIATE RELEASE
Contact: Roland E. Breunig, CFO
(608-757-6000)

PRESS RELEASE

Seneca Foods Corporation Announces Secondary Offering

Seneca Foods Corporation (SENEA, SENEB) today announced a secondary offering by certain of the Company’s shareholders of 3,702,000 shares of Class A common stock.  The offering includes an option for the underwriters to purchase up to 554,332 additional shares from the selling shareholders to cover overallotments, if any.  The offering is being conducted as a public offering pursuant to an effective registration statement under the Securities Act of 1933.  Merrill Lynch & Co. is sole book-running manager and Piper Jaffray & Co. is joint lead manager of the offering.  Seneca Foods will not receive any of the proceeds from this offering.

The offering is being made solely by means of a prospectus and the accompanying prospectus supplement.  This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

You may get a copy of the preliminary prospectus supplement and accompanying prospectus relating to the Class A common stock for free by visiting IDEA on the SEC website at www.sec.gov.  Alternatively, copies can be obtained from Merrill Lynch & Co., Attention: Prospectus Department, 4 World Financial Center, New York, NY 10080, telephone: 866-500-5408, or from Piper Jaffray & Co., Prospectus Department, 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, telephone: 612-303-8290 or email: prospectus@pjc.com.

About Seneca Foods Corporation

Seneca Foods is one of the country’s largest processors of canned fruits and vegetables with manufacturing facilities located throughout the United States.  Its products are sold under the Libby’s®, Aunt Nellie’s Farm Kitchen®, Stokely’s®, READ®, and Seneca® labels as well as through the private label and industrial markets.  In addition, under an alliance with General Mills Operations, LLC, a successor to The Pillsbury Company and a subsidiary of General Mills, Inc., Seneca Foods produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant® label.  Seneca Foods’ common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”.

Forward-Looking Statements

Statements that are not historical facts, including statements about management’s beliefs or expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act (PSLRA) of 1995.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Among the factors that could cause actual results to differ materially are: general economic and business conditions; cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials; transportation costs; climate and weather affecting growing conditions and crop yields; leverage and the Company’s ability to service and reduce its debt; foreign currency exchange and interest rate fluctuations; effectiveness of the Company’s marketing and trade promotion programs; changing consumer preferences; competition; product liability claims; the loss of significant customers or a substantial reduction in orders from these customers; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental and health and safety regulations; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only as the date hereof.  The Company assumes no obligation to update forward-looking statements.